Exhibit 99.1

The J. M. Smucker Company Announces Fiscal 2019 Second Quarter Results

ORRVILLE, Ohio, Nov. 28, 2018 /PRNewswire/ -- The J. M. Smucker Company (NYSE: SJM) today announced results for the second quarter ended October 31, 2018, of its 2019 fiscal year. Financial results for the second quarter and first six months of 2019 include the contribution from Ainsworth Pet Nutrition, LLC ("Ainsworth"), which was acquired on May 14, 2018, and reflect the divestiture of the Company's U.S. baking business on August 31, 2018. All comparisons are to the second quarter of the prior fiscal year, unless otherwise noted.

EXECUTIVE SUMMARY

  Net sales increased $97.9 million, or 5 percent, led by the addition of Ainsworth and the Company's growth brands.
  Net income per diluted share was $1.66.  Adjusted earnings per share was $2.17, an increase of 7 percent.
  Fiscal 2019 second quarter results include a $26.6 million pre-tax gain related to the divestiture of the U.S. baking business.  The effective tax rate of 30.0 percent reflects the tax impact associated with the sale of the baking business.
  Free cash flow was $125.1 million in the second quarter and $266.8 million through the first half of the fiscal year.
  The Company updated its full-year fiscal 2019 net sales, adjusted earnings per share, and free cash flow outlook.

CHIEF EXECUTIVE OFFICER REMARKS

"Our net sales increase was supported by the positive contribution from the acquired Rachael Ray® Nutrish® brand," noted Mark Smucker, Chief Executive Officer. "We also realized strong sales gains across many of our growth brands, including Smucker's® Uncrustables®, Nature's Recipe®, and Café Bustelo®. We are focused on growing brands consumers love in the pet food, coffee, and snacking categories, as highlighted by the completion of the U.S. baking business divestiture during the quarter. While the income taxes related to the sale of the baking business impacted our earnings per share, we were pleased with the business results for the quarter. Ongoing execution of our strategy for both growth and core brands is essential to delivering long-term shareholder value."

SECOND QUARTER CONSOLIDATED RESULTS

	Three Months Ended October 31,
			% Increase
	2018	2017	(Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$2,021.5	$1,923.6	5%

Operating income	$330.5	$332.1	-
Adjusted operating income	415.7	384.6	8%

Net income per common share – assuming dilution	$1.66	$1.71	(3%)
Adjusted earnings per share – assuming dilution	2.17	2.02	7%

Weighted-average shares outstanding – assuming dilution	113.7	113.6	-

Net Sales
Net sales increased 5 percent, reflecting a $184.2 million contribution from the Ainsworth acquisition, partially offset by the impact of $74.2 million of noncomparable net sales in the prior year attributed to the divestiture of the U.S. baking business. Excluding items impacting comparability, net sales declined $12.1 million, or 1 percent driven by lower net price realization on coffee, peanut butter, and pet food and pet snacks. Favorable volume/mix contributed 1 percentage point to net sales, primarily attributed to Smucker's® Uncrustables®, Meow Mix®, 1850™ coffee, and Jif®, driven by Power-Ups™ snacking items.

Operating Income
Gross profit increased $16.3 million, or 2 percent, primarily driven by the addition of Ainsworth, partially offset by the impact of the divested U.S. baking business. Lower pricing and higher costs for pet food and pet snacks and peanut butter were mostly offset by lower input costs for coffee. Operating income was comparable to the prior year, as higher gross profit and a $26.6 million pre-tax gain related to the sale of the U.S. baking business were offset by a $22.9 million increase in selling, distribution, and administrative expenses, a $14.8 million increase in special project costs, and an $8.1 million increase in amortization expense, all of which were primarily due to the Ainsworth acquisition.

On a non-GAAP basis, adjusted gross profit increased $25.2 million, or 3 percent, with the primary difference from GAAP results being the exclusion of a $9.8 million unfavorable change in unallocated derivative gains and losses. Adjusted operating income increased $31.1 million, or 8 percent, reflecting the exclusion of special project costs and amortization.

Interest Expense, Other Income (Expense), and Income Taxes
Net interest expense increased $12.0 million due to incremental debt issued earlier in the fiscal year to finance the Ainsworth acquisition. Net other income (expense) included a $6.8 million expense for certain litigation claims associated with acquired businesses. The effective income tax rate was 30.0 percent for the second quarter compared to 33.3 percent in the prior year. The decrease in the rate reflected the benefit of a lower U.S. federal statutory tax rate resulting from U.S. income tax reform, partially offset by income tax expense associated with the sale of the U.S. baking business.

Cash Flow and Debt
Cash provided by operating activities was $202.9 million, compared to $130.3 million in the prior year, with the increase reflecting a decline in working capital. Free cash flow was $125.1 million, compared to $69.9 million in the prior year, as the increase in cash provided by operating activities was partially offset by a $17.4 million increase in capital expenditures. Debt repayments for the quarter totaled $440 million, inclusive of both short-term and long-term borrowings, utilizing the proceeds received from the sale of the U.S. baking business and cash provided by operating activities.

FULL-YEAR OUTLOOK

The Company updated its full-year fiscal 2019 guidance as summarized below:

	Current	Previous
Net sales (in billions)	$7.9	$8.0
Adjusted earnings per share	$8.00 - $8.20	$8.40 - $8.65
Free cash flow (in millions)	$700 - $750	$770 - $820
Capital expenditures (in millions)	$350 - $370	$350 - $370
Effective tax rate	25.5% - 26.0%	24.5%

The Company has updated its full-year outlook to reflect the impact of the divested U.S. Baking business on August 31, 2018. In addition, the net sales guidance reflects lower pricing and competitive activity, primarily in coffee and peanut butter.

The adjusted earnings per share guidance reflects the impact of the divestiture, including: (1) the foregone profit related to the U.S. baking business for the last 8 months of fiscal 2019; (2) the pre-tax gain related to the sale; (3) income taxes associated with the divestiture; and (4) lower interest expense reflecting the use of proceeds for debt repayments. Also, the guidance includes the impact of the reduced net sales, increased freight costs, expenses related to litigation claims, and a shift in the timing of a portion of acquisition synergies to the next fiscal year.

The free cash flow guidance of $700 to $750 million incorporates the factors mentioned above, capital expenditures to remain in the range of $350 to $370 million, and taxes associated with the sale of the U.S. baking business. The Company received net proceeds from the divestiture of $372 million.

SECOND QUARTER SEGMENT RESULTS

Dollar amounts in the segment tables below are reported in millions.

U.S. Retail Coffee

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q2 Results	$544.9	$174.3	32.0%
Increase (decrease) vs prior year	(1%)	15%	440bps

Segment net sales decreased $6.5 million as lower net price realization reduced net sales by 2 percentage points. Favorable volume/mix contributed 1 percentage point, driven by the 1850™, Café Bustelo®, and Dunkin' Donuts® brands, partially offset by declines in Folgers® roast and ground coffee. Segment profit increased $22.2 million, primarily due to lower input costs, which more than offset increased marketing expense, primarily in support of the 1850™ brand.

U.S. Retail Consumer Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q2 Results	$461.9	$134.3	29.1%
Increase (decrease) vs prior year	(12%)	3%	440bps

Segment net sales decreased $65.9 million, reflecting the impact of $72.4 million of noncomparable net sales in the prior year related to the divested U.S. baking business. Excluding the noncomparable results, net sales increased 1 percent. Favorable volume/mix contributed 4 percentage points, primarily attributed to Smucker's® Uncrustables®, Jif®, and Crisco®. These gains were partially offset by lower net price realization, primarily for peanut butter and oils. Segment profit increased $4.1 million due to the recognition of the $26.6 million gain on the sale of the baking business. Excluding the gain from the divestiture and noncomparable segment profit in the prior year, segment profit decreased $11.0 million due to lower pricing for peanut butter and oils, and higher input costs on peanut butter.

U.S. Retail Pet Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q2 Results	$728.1	$123.9	17.0%
Increase (decrease) vs prior year	32%	1%	-520bps

Segment net sales increased $177.0 million, reflecting the $184.2 million contribution from Ainsworth. Excluding Ainsworth, net sales declined $7.2 million, or 1 percent, reflecting the discontinuation of certain Gravy Train® products. Volume/mix was neutral, as the discontinued Gravy Train® products and declines for the Milk Bone® and Natural Balance® brands were mostly offset by gains for the Meow Mix® and Nature's Recipe® brands. Lower net price realization reduced net sales by 1 percentage point. Segment profit increased $1.5 million, reflecting the addition of Ainsworth. Excluding Ainsworth, segment profit declined $18.1 million due to higher raw material and freight costs.

International and Away From Home

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q2 Results	$286.6	$56.7	19.8%
Increase (decrease) vs prior year	(2%)	2%	90bps

Segment net sales decreased $6.7 million due to lower net price realization, $4.9 million of unfavorable foreign currency exchange, and the impact of $1.8 million noncomparable net sales in the prior year related to the divested U.S. baking business. Favorable volume/mix, notably for Smucker's® Uncrustables®, coffee, and portion control products, contributed 2 percentage points to net sales. Segment profit increased $1.3 million, reflecting a net benefit of lower pricing and costs, and reduced marketing expense, which more than offset the unfavorable impact of foreign currency exchange.

Conference Call
The Company will conduct an earnings conference call and webcast today, November 28, 2018, beginning at 8:30 a.m. Eastern time. To access the webcast, please visit jmsmucker.com/investor-relations.

The J. M. Smucker Company Forward-Looking Statements
This press release contains forward-looking statements, such as projected net sales, operating results, earnings, and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this press release, which could cause actual results to differ materially from those expressed, include: the ability to successfully integrate the acquired Ainsworth business in a timely and cost-effective manner; the ability to achieve synergies and cost savings related to the Ainsworth acquisition in the amounts and within the time frames currently anticipated; the ability to achieve cost savings related to the organization optimization and cost management programs in the amounts and within the time frames currently anticipated; the ability to generate sufficient cash flow to meet the Company's cash deleveraging objectives; volatility of commodity, energy, and other input costs; risks associated with derivative and purchasing strategies employed to manage commodity pricing risks; the availability of reliable transportation on acceptable terms; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the businesses, including product innovation; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the impact of food security concerns involving either the Company's or its competitors' products; the impact of accidents, extreme weather, and natural disasters; the concentration of certain of the Company's businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the ability to manage and maintain key relationships; the timing and amount of capital expenditures and share repurchases; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets; the impact of new or changes to existing governmental laws and regulations and their application, including tariffs; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency and interest rate fluctuations; and risks related to other factors described under "Risk Factors" in other reports and statements filed with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

About The J. M. Smucker Company
For more than 120 years, The J. M. Smucker Company has brought families together to share memorable meals and moments. Guided by a vision to engage, delight, and inspire consumers through trusted food and beverage brands that bring joy throughout their lives, Smucker has grown to be a well-respected North American marketer and manufacturer with a balanced portfolio of leading and emerging, on-trend brands. In consumer foods and beverages, its brands include Smucker's®, Folgers®, Jif®, Dunkin' Donuts®, Crisco®, Café Bustelo®, R.W. Knudsen Family®, Sahale Snacks®, Smucker's® Uncrustables®, Robin Hood®, and Bick's®. In pet food and pet snacks, its brands include Rachael Ray® Nutrish®, Meow Mix®, Milk-Bone®, Kibbles 'n Bits®, Natural Balance®, and Nature's Recipe®. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago. For more information about our Company, visit jmsmucker.com.

The J. M. Smucker Company is the owner of all trademarks referenced herein, except for the following, which are used under license: Dunkin' Donuts® is a registered trademark of DD IP Holder LLC, and Rachael Ray® is a registered trademark of Ray Marks Co. LLC.

Dunkin' Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin' Donuts® coffee or other products for sale in Dunkin' Donuts® restaurants.

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Income

	Three Months Ended October 31,			Six Months Ended October 31,
			% Increase			% Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$2,021.5	$1,923.6	5%	$3,924.0	$3,672.5	7%
Cost of products sold	1,250.2	1,168.6	7%	2,474.5	2,255.4	10%
Gross Profit	771.3	755.0	2%	1,449.5	1,417.1	2%
Gross margin	38.2%	39.2%		36.9%	38.6%

Selling, distribution, and administrative expenses	382.4	359.5	6%	765.7	708.3	8%
Amortization	59.7	51.6	16%	120.2	103.1	17%
Other special project costs	25.4	9.7	n/m	33.1	36.8	(10%)
Other operating expense (income) - net	(26.7)	2.1	n/m	(26.9)	1.6	n/m
Operating Income	330.5	332.1	-	557.4	567.3	(2%)
Operating margin	16.3%	17.3%		14.2%	15.4%

Interest expense - net	(53.6)	(41.6)	29%	(107.2)	(83.6)	28%
Other income (expense) - net	(7.5)	1.3	n/m	(7.7)	(2.9)	n/m
Income Before Income Taxes	269.4	291.8	(8%)	442.5	480.8	(8%)
Income tax expense (benefit)	80.9	97.2	(17%)	121.0	159.4	(24%)
Net Income	$188.5	$194.6	(3%)	$321.5	$321.4	-

Net income per common share	$1.66	$1.71	(3%)	$2.83	$2.83	-

Net income per common share –
assuming dilution	$1.66	$1.71	(3%)	$2.83	$2.83	-

Dividends declared per common share	$0.85	$0.78	9%	$1.70	$1.56	9%

Weighted-average shares outstanding	113.7	113.6	-	113.7	113.5	-
Weighted-average shares outstanding –
assuming dilution	113.7	113.6	-	113.7	113.6	-

The J. M. Smucker Company Unaudited Condensed Consolidated Balance Sheets

	October 31, 2018	April 30, 2018
	(Dollars in millions)
Assets
Current Assets:
Cash and cash equivalents	$171.2	$192.6
Trade receivables, less allowance for doubtful accounts	561.9	385.6
Inventories	966.2	854.4
Other current assets	87.9	122.4
Total Current Assets	1,787.2	1,555.0

Property, Plant, and Equipment - Net	1,818.7	1,729.1

Other Noncurrent Assets:
Goodwill	6,474.7	5,942.2
Other intangible assets - net	6,925.5	5,916.5
Other noncurrent assets	168.1	158.4
Total Other Noncurrent Assets	13,568.3	12,017.1
Total Assets	$17,174.2	$15,301.2

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$552.4	$512.1
Short-term borrowings	390.0	144.0
Other current liabilities	492.1	377.7
Total Current Liabilities	1,434.5	1,033.8

Noncurrent Liabilities:
Long-term debt, less current portion	5,885.1	4,688.0
Other noncurrent liabilities	1,824.6	1,688.3
Total Noncurrent Liabilities	7,709.7	6,376.3

Shareholders' Equity	8,030.0	7,891.1
Total Liabilities and Shareholders' Equity	$17,174.2	$15,301.2

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Cash Flow

	Three Months Ended October 31,		Six Months Ended October 31,
	2018	2017	2018	2017
	(Dollars in millions)

Operating Activities
Net income	$188.5	$194.6	$321.5	$321.4
Adjustments to reconcile net income to net cash
provided by (used for) operations:
Depreciation	51.5	50.6	102.9	105.1
Amortization	59.7	51.6	120.2	103.1
Share-based compensation expense	5.9	6.1	10.5	12.7
Gain on divestiture	(26.6)	-	(26.6)	-
Other noncash adjustments – net	1.9	1.5	3.0	2.3
Defined benefit pension contributions	-	-	-	(0.8)
Changes in assets and liabilities, net of effect
from acquisition and divestiture:
Trade receivables	(58.5)	(48.8)	(111.2)	(41.5)
Inventories	5.3	(32.4)	(60.4)	(103.6)
Accounts payable and accrued items	22.2	(29.8)	75.6	58.0
Income and other taxes	(40.4)	(82.7)	18.5	(46.8)
Other - net	(6.6)	19.6	(8.1)	24.7
Net Cash Provided by (Used for) Operating Activities	202.9	130.3	445.9	434.6

Investing Activities
Business acquired, net of cash acquired	2.0	-	(1,903.0)	-
Additions to property, plant, and equipment	(77.8)	(60.4)	(179.1)	(130.0)
Proceeds from divestiture	372.1	-	372.1	-
Other - net	16.3	(7.8)	(8.9)	23.7
Net Cash Provided by (Used for) Investing Activities	312.6	(68.2)	(1,718.9)	(106.3)

Financing Activities
Short-term borrowings (repayments) - net	(140.0)	180.1	246.0	10.0
Proceeds from long-term debt	-	-	1,500.0	-
Repayments of long-term debt	(300.0)	(150.0)	(300.0)	(150.0)
Quarterly dividends paid	(96.5)	(88.5)	(184.9)	(173.4)
Purchase of treasury shares	(0.3)	(0.1)	(5.0)	(6.7)
Other - net	2.5	(2.6)	0.1	(1.1)
Net Cash Provided by (Used for) Financing Activities	(534.3)	(61.1)	1,256.2	(321.2)
Effect of exchange rate changes on cash	(2.0)	(3.9)	(4.6)	6.4
Net increase (decrease) in cash and cash equivalents	(20.8)	(2.9)	(21.4)	13.5
Cash and cash equivalents at beginning of period	192.0	183.2	192.6	166.8
Cash and Cash Equivalents at End of Period	$171.2	$180.3	$171.2	$180.3

The J. M. Smucker Company Unaudited Supplemental Schedule

	Three Months Ended October 31,				Six Months Ended October 31,
		% of		% of		% of		% of
	2018	Net Sales	2017	Net Sales	2018	Net Sales	2017	Net Sales
	(Dollars in millions)

Net sales	$2,021.5		$1,923.6		$3,924.0		$3,672.5
Selling, distribution, and
administrative expenses:
Marketing	137.7	6.8%	117.6	6.1%	277.6	7.1%	233.2	6.3%
Selling	65.9	3.3%	64.9	3.4%	133.0	3.4%	132.0	3.6%
Distribution	65.7	3.3%	60.6	3.2%	131.7	3.4%	118.5	3.2%
General and administrative	113.1	5.6%	116.4	6.1%	223.4	5.7%	224.6	6.1%
Total selling, distribution, and
administrative expenses	$382.4	18.9%	$359.5	18.7%	$765.7	19.5%	$708.3	19.3%

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Reportable Segments

	Three Months Ended October 31,		Six Months Ended October 31,
	2018	2017	2018	2017
	(Dollars in millions)

Net sales:
U.S. Retail Coffee	$544.9	$551.4	$1,034.4	$1,030.8
U.S. Retail Consumer Foods	461.9	527.8	945.2	1,015.7
U.S. Retail Pet Foods	728.1	551.1	1,399.3	1,071.8
International and Away From Home	286.6	293.3	545.1	554.2
Total net sales	$2,021.5	$1,923.6	$3,924.0	$3,672.5

Segment profit:
U.S. Retail Coffee	$174.3	$152.1	$322.1	$275.3
U.S. Retail Consumer Foods	134.3	130.2	231.6	240.3
U.S. Retail Pet Foods	123.9	122.4	224.3	220.2
International and Away From Home	56.7	55.4	100.1	95.6
Total segment profit	$489.2	$460.1	$878.1	$831.4
Amortization	(59.7)	(51.6)	(120.2)	(103.1)
Interest expense - net	(53.6)	(41.6)	(107.2)	(83.6)
Unallocated derivative gains (losses)	(0.1)	9.7	(22.1)	22.3
Cost of products sold - special project costs	-	(0.9)	-	(1.6)
Other special project costs	(25.4)	(9.7)	(33.1)	(36.8)
Corporate administrative expenses	(73.5)	(75.5)	(145.3)	(144.9)
Other income (expense) - net	(7.5)	1.3	(7.7)	(2.9)
Income before income taxes	$269.4	$291.8	$442.5	$480.8

Segment profit margin:
U.S. Retail Coffee	32.0%	27.6%	31.1%	26.7%
U.S. Retail Consumer Foods	29.1%	24.7%	24.5%	23.7%
U.S. Retail Pet Foods	17.0%	22.2%	16.0%	20.5%
International and Away From Home	19.8%	18.9%	18.4%	17.3%

Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, including: net sales excluding acquisition, divestiture, and foreign currency exchange; adjusted gross profit; adjusted operating income; adjusted income; adjusted earnings per share; earnings before interest, taxes, depreciation, and amortization ("EBITDA"); and free cash flow, as key measures for purposes of evaluating performance internally. The Company believes that investors' understanding of its performance is enhanced by disclosing these performance measures. Furthermore, these non-GAAP financial measures are used by management in preparation of the annual budget and for the monthly analyses of its operating results. The Board of Directors also utilizes the adjusted operating income, adjusted earnings per share, and free cash flow measures as components for measuring performance for incentive compensation purposes.

Non-GAAP measures exclude certain items affecting comparability which include amortization expense and impairment charges related to intangible assets, integration and restructuring costs ("special project costs"), and unallocated gains and losses on commodity and foreign currency exchange derivatives ("unallocated derivative gains and losses"). The special project costs relate to specific integration and restructuring projects, and the unallocated derivative gains and losses reflect the changes in fair value of the Company's commodity and foreign currency exchange contracts.

These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). Rather, the presentation of these non-GAAP financial measures supplements other metrics used by management to internally evaluate its businesses and facilitates the comparison of past and present operations and liquidity. These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments. A reconciliation of certain non-GAAP financial measures to the comparable GAAP financial measure for the current and prior year periods is included in the "Unaudited Non-GAAP Financial Measures" tables. The Company has also provided a reconciliation of non-GAAP financial measures for its fiscal 2019 outlook. As the amount of unallocated derivative gains and losses varies depending on market conditions and levels of derivative transactions with respect to a particular fiscal year, it is not determinable on a forward-looking basis and no guidance has been provided.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,				Six Months Ended October 31,
			Increase				Increase
	2018	2017	(Decrease)%		2018	2017	(Decrease)%
	(Dollars in millions)

Net sales reconciliation:
Net sales	$2,021.5	$1,923.6	$97.9	5%	$3,924.0	$3,672.5	$251.5	7%
Acquisition	(184.2)	-	(184.2)	(10%)	(347.0)	-	(347.0)	(9%)
Divestiture	-	(74.2)	74.2	4%	-	(74.2)	74.2	2%
Net sales excluding acquisition and divestiture	1,837.3	1,849.4	(12.1)	(1%)	3,577.0	3,598.3	(21.3)	(1%)
Foreign currency exchange	4.9	-	4.9	-	4.1	-	4.1	-
Net sales excluding acquisition, divestiture,
and foreign currency exchange	$1,842.2	$1,849.4	($7.2)	-	$3,581.1	$3,598.3	($17.2)	-

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,		Six Months Ended October 31,
	2018	2017	2018	2017
	(Dollars in millions, except per share data)

Gross profit reconciliation:
Gross profit	$771.3	$755.0	$1,449.5	$1,417.1
Unallocated derivative losses (gains)	0.1	(9.7)	22.1	(22.3)
Cost of products sold - special project costs	-	0.9	-	1.6
Adjusted gross profit	$771.4	$746.2	$1,471.6	$1,396.4
% of net sales	38.2%	38.8%	37.5%	38.0%

Operating income reconciliation:
Operating income	$330.5	$332.1	$557.4	$567.3
Amortization	59.7	51.6	120.2	103.1
Unallocated derivative losses (gains)	0.1	(9.7)	22.1	(22.3)
Cost of products sold - special project costs	-	0.9	-	1.6
Other special project costs	25.4	9.7	33.1	36.8
Adjusted operating income	$415.7	$384.6	$732.8	$686.5
% of net sales	20.6%	20.0%	18.7%	18.7%

Net income reconciliation:
Net income	$188.5	$194.6	$321.5	$321.4
Income tax expense (benefit)	80.9	97.2	121.0	159.4
Amortization	59.7	51.6	120.2	103.1
Unallocated derivative losses (gains)	0.1	(9.7)	22.1	(22.3)
Cost of products sold - special project costs	-	0.9	-	1.6
Other special project costs	25.4	9.7	33.1	36.8
Adjusted income before income taxes	$354.6	$344.3	$617.9	$600.0
Income taxes, as adjusted	108.1	114.8	169.0	198.9
Adjusted income	$246.5	$229.5	$448.9	$401.1

Weighted-average common shares outstanding	113.1	113.0	113.1	113.0
Weighted-average participating shares outstanding	0.6	0.6	0.6	0.5
Total weighted-average shares outstanding	113.7	113.6	113.7	113.5
Dilutive effect of stock options	-	-	-	0.1
Total weighted-average shares outstanding - assuming dilution	113.7	113.6	113.7	113.6

Adjusted earnings per share – assuming dilution	$2.17	$2.02	$3.95	$3.53

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,		Six Months Ended October 31,
	2018	2017	2018	2017
	(Dollars in millions)

EBITDA reconciliation:
Net income	$188.5	$194.6	$321.5	$321.4
Income tax expense (benefit)	80.9	97.2	121.0	159.4
Interest expense - net	53.6	41.6	107.2	83.6
Depreciation	51.5	50.6	102.9	105.1
Amortization	59.7	51.6	120.2	103.1
EBITDA	$434.2	$435.6	$772.8	$772.6
% of net sales	21.5%	22.6%	19.7%	21.0%

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$202.9	$130.3	$445.9	$434.6
Additions to property, plant, and equipment	(77.8)	(60.4)	(179.1)	(130.0)
Free cash flow	$125.1	$69.9	$266.8	$304.6

The following tables provide a reconciliation of the Company's fiscal 2019 guidance for estimated adjusted earnings per share and free cash flow.

	Year Ending April 30, 2019
	Low	High

Net income per common share - assuming dilution reconciliation:
Net income per common share - assuming dilution	$5.94	$6.14
Special project costs	0.40	0.40
Amortization	1.66	1.66
Adjusted earnings per share	$8.00	$8.20

	Year Ending April 30, 2019
	Low	High
Free cash flow reconciliation:
Net cash provided by operating activities	$1,070	$1,100
Additions to property, plant, and equipment	(370)	(350)
Free cash flow	$700	$750

CONTACT: The J. M. Smucker Company: (330) 682-3000, Investors: Aaron Broholm, Vice President, Investor Relations or Media: Ray Hancart, Director, Communications & Media Relations